UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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FNB Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following material was distributed to employees of FNB Corporation following the public announcement of the entry into a merger agreement between FNB Corporation and Virginia Financial Group, Inc.:

FNB Corporation and Virginia Financial Group

MOE Announcement

Employee Update

August 1, 2007

Last week, we announced a merger of equals with Virginia Financial Group, Inc. (“VFGI”). I want to share with you now a few more details and some comments about the transaction and the impact it may have on our many constituents.

Let me begin by including a quote from comments made by FNB Corporation Chairman Jon Wyatt in a briefing with our Bank Board last Thursday evening:

“This combination of highly compatible cultures will enable us to better leverage our resources and enhance our ability to achieve greater earnings and balance sheet growth. This is a unique opportunity to bring two very similar companies together to form a ‘powerhouse’ banking entity. Customers will benefit from the expanded geographic footprint, and the communities will benefit from our increased ability to compete in the marketplace. Employees of this new company will have added opportunities for advancement, and shareholders will benefit from significantly increased earnings opportunities. This combination provides a complement of both fast growing and stable markets across a contiguous franchise. Escalating the consideration of this strategic combination were the forces of a flat rate environment coupled with increasing costs of regulatory compliance. These market factors create a higher level of financial risk to the option of remaining independent.”

As a combined company, we will have 67 full-service banking offices, none of which will be closed as a result of the merger. Our combined corporate banking team will continue to focus on building meaningful relationships with clients we now serve and prospects in our respective markets. Our Wealth Management line of business will be enhanced by virtue of having a larger customer base and expanded product offerings. In other words, our emphasis on providing “world-class” service to all clients will not change. As a matter of fact, corporate clients and consumers will benefit from the lending capabilities, product offerings, and branch network that will result from this affiliation.

One of the major benefits to our existing footprint is that an approximately $3 billion bank will be headquartered in Christiansburg. It was decided during our negotiations that, to preserve the “equal” in the term “merger of equals,” we needed to be mindful of the needs of our shareholders, customers, employees, and communities. The decision to locate the bank here went a long way to demonstrate the commitment to equality, as did situating operations here.

I am convinced that, as we work toward closing this transaction in 2007, many questions will be asked about the implications of such a merger. Both Ed Barham and I are committed to providing answers to those questions in a timely manner to keep our respective staffs informed. In fact, we are in the process of creating a link within the merger information section of our Intranet that will allow you to ask questions. As appropriate, we intend to include the responses in our employee and customer Q & A updates. We are committed to sharing information with you.

I look back to when folks from Southwest Virginia Savings Bank, Salem Bank & Trust, and Bedford Federal Savings Bank joined FNB. There were questions, speculation, and uncertainty about each of those transactions. Our team has come together and learned that, when cultures are compatible and the focus is placed on doing the right things, good things can happen. I am confident that, when we look back on this transaction, we will be proud of what we accomplished and be comforted that the constituents mentioned earlier benefited from our making this decision.

On a personal note, I thank each of you for what you do on a daily basis. You are truly the reason I come to work each day.

William P. Heath, Jr.

President and CEO

FNB Corporation

105 Arbor Drive

Christiansburg, VA 24073

(540) 382-6041

(540) 381-6768 - FAX

bheath@fnbonline.com

Forward- Looking Statements

Statements made in this communication, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this communication and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings and enhanced revenues that may be realized from the merger as well as other statements of expectations regarding the merger or regarding future results or expectations. FNB Corporation (“FNBP”) intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. FNBP’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could cause actual results to differ materially from management’s expectations include but are not limited to: (1) the businesses of VFGI and/or FNBP may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the merger; (5) the ability to obtain required regulatory and shareholder approvals, and the ability to complete the merger on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and (7) other risk factors detailed from time to time in filings made by FNBP with the SEC. FNBP undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, VFGI plans to file with the Securities and Exchange Commission (“the SEC”) a registration statement on Form S-4 to register the shares of VFGI common stock to be issued to the shareholders of FNBP in the transaction. The registration statement will include a joint proxy statement/prospectus which will be mailed to the shareholders of VFGI and FNBP seeking their approval of the merger. In addition, each of VFGI and FNBP may file other relevant documents concerning the proposed merger with the SEC.

INVESTORS AND SECURITY HOLDERS OF FNBP AND VFGI ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VFGI, FNBP, AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents (when available) through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus (when available) also may be obtained by directing a request by telephone or mail to FNB Corporation, 105 Arbor Drive, P.O. Box 600, Christiansburg, Virginia 24068, Attention: Investor Relations (telephone: (540) 382-6042) or Virginia Financial Group, Inc., 1807 Seminole Trail, Suite 104, Charlottesville, Virginia 22901, Attention: Investor Relations (telephone: (434) 964-2217) or by accessing FNBP’s website at http://www.fnbonline.com under “Investor Relations/SEC Filings” or VFGI’s website at http://www.vfgi.net under “SEC Filings and Other Documents.”

FNBP and VFGI and their respective directors, executive officers, and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of FNBP and/or VFGI in connection with the merger. Information about the directors and executive officers of FNBP is set forth in the proxy statement for FNBP’s 2007 annual meeting of shareholders filed with the SEC on March 30, 2007. Information about the directors and executive officers of VFGI is set forth in the proxy statement for VFGI’s 2007 annual meeting of shareholders filed with the SEC on March 28, 2007. Additional information regarding these participants in the proxy solicitation and their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

The information on FNBP’s and VFGI’s websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the SEC.